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                                   EXHIBIT 11

                            SEATTLE FILMWORKS,  INC.

                       COMPUTATION OF EARNINGS PER SHARE
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                                                                        Fiscal Years Ended
                                                            ------------------------------------------
                                                            September 27,   September 28,  September 30,
                                                                1997             1996           1995
                                                            =============   ============   =============
COMPUTATION OF PRIMARY EARNINGS PER SHARE:
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 Weighted average shares outstanding                          16,322,000     16,170,000     15,902,000

 Net effect of dilutive stock options based on the
 treasury stock method using average market price              1,453,000      1,559,000      1,548,000
                                                             -----------    -----------    -----------

 Total shares and equivalents                                 17,775,000     17,729,000     17,450,000
                                                             ===========    ===========    ===========

 Net income                                                  $10,145,000    $ 8,017,000    $ 5,682,000
                                                             ===========    ===========    ===========

PRIMARY EARNINGS PER SHARE                                   $       .57    $       .45    $       .33
                                                             ===========    ===========    ===========

COMPUTATION OF FULLY DILUTED EARNINGS PER SHARE:
------------------------------------------------

 Weighted average shares outstanding                          16,322,000     16,170,000     15,902,000

 Net effect of dilutive stock options based on the
 treasury stock method using the higher of year-end
 market price or average market price                          1,453,000      1,638,000      1,696,000
                                                             -----------    -----------    -----------

 Total shares and equivalents                                 17,775,000     17,808,000     17,598,000
                                                             ===========    ===========    ===========

 Net income                                                  $10,145,000    $ 8,017,000    $ 5,682,000
                                                             ===========    ===========    ===========

FULLY DILUTED EARNINGS PER SHARE                             $       .57    $       .45    $       .32
                                                             ===========    ===========    ===========

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